UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2005

AGREE REALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12928 (Commission file number)	33-3148187 (I.R.S. Employer Identification Number)

31850 Northwestern Highway, Farmington Hills, Michigan 48334
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 737-4190

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
INDEX TO EXHIBITS
Press Release, Dated January 20, 2005

Item 8.01	Other Events.

     Our management has identified a material weakness in our internal controls regarding the segregation of duties resulting solely from the fact that we do not have an accounting staff sufficient to enable us to comply with acceptable internal controls under Section 404 of Sarbanes-Oxley of 2002. At December 31, 2004, we only had seven employees, one of which was engaged full time in the financial reporting process. We are in the process of evaluating corrective measures. In addition, our audit committee is considering engaging third party consultants to perform periodic reviews of our financial reporting process. To date, management has not identified any other material weaknesses in our internal controls and procedures; however, no assurance can be given that additional weaknesses will not be identified by our independent public accountants during the attestation process.

     On January 20, 2005, we issued a press release announcing that we had priced a public offering of 1,000,000 shares of our common stock at an offering price of $28.88 per share resulting net proceeds of approximately $27.1 million. A copy of that press release is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

     (c) Exhibits

     99.1 Press release, dated January 20, 2005, related to issuance of shares of common stock

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2005

AGREE REALTY CORPORATION
By:	/s/ Kenneth R. Howe
Kenneth R. Howe
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release, dated January 20, 2005, related to issuance of shares of common stock